Exhibit 23.3

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

      We have issued our report dated June 27, 1996, accompanying the balance sheet and statement of partners' capital of Milliwave Limited Partnership contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".


/s/ GRANT THORNTON LLP
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GRANT THORNTON LLP

New York, New York
December 17, 1996